                                                                    Exhibit 99.1


[WHITEHALL GRAPHIC]                                 NEWS RELEASE
Whitehall Jewellers, Inc.

================================================================================

                                    For:     Whitehall Jewellers, Inc.
                                    Contact: John R. Desjardins
                                             Executive Vice President,
                                             Chief Financial Officer
FOR IMMEDIATE RELEASE                        TX: 312/762-9751

        WHITEHALL JEWELLERS, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

                            ------------------------

             NOVEMBER COMP STORE SALES UP 9.1%; DECEMBER COMP STORE
                       SALES UP MID-SINGLE DIGITS TO DATE

  COMPANY RESTATES RESULTS FOR PREVIOUS PERIODS PRIMARILY TO REFLECT INVENTORY VALUATION ADJUSTMENTS RELATED TO VENDOR ALLOWANCES AND SUBSTANDARD INVENTORY

                             -----------------------

Chicago, Illinois, December 22, 2003 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the third quarter ended October 31, 2003.

Third Quarter Results

The Company reported total third quarter sales of $66.2 million, compared to $61.8 million for the third quarter 2002. Net loss for the third fiscal quarter of 2003 was $7.4 million, or $0.53 per share, compared to net loss of $5.1 million, or $0.35 per share, for the same period one-year ago. Comparable store sales increased 3.9% in the third quarter.

For the nine-month period ended October 31, 2003, the Company reported sales of $208.1 million, compared to $212.7 million last year. Net loss was $13.0 million, or $0.92 per share, versus net loss of $4.8 million, or $0.33 per share, for the same period a year ago. Comparable store sales decreased 4.5% in the nine-month period.

Third quarter results were adversely impacted by a number of items, including approximately $0.04 per share for increased professional fees primarily in connection with the Capital Factors lawsuit and related SEC and US Attorney investigations; approximately $0.07 per share for a change in the estimated annual effective income tax rate; approximately $0.03 per share for a sales tax accrual adjustment; approximately $0.04 per share for higher than estimated insurance costs; and approximately $0.03 per share related to increased advertising expenses which, in accordance with new accounting guidelines (EITF 02-16), may no longer be offset by certain vendor allowances. Complete financial statements for the third quarter, ended October 31, 2003, are included in the Company's Form 10-Q, filed today with the SEC.

Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "Although the third quarter was a challenging period for the Company, we are pleased that total and comparable store sales experienced solid increases in the quarter, driven largely by the new sales initiatives announced earlier this year. Further evidence that our sales programs have firmly taken hold is an increase in November comparable store sales of 9.1 percent, primarily due to the success of a new two-day event. Sales growth has continued in December, as strong holiday season demand has generated comparable store sales that are up in the mid-single digits as a percentage through December 21st. In 2004, we plan to continue to focus on our new sales programs. We do, however, expect to continue to incur substantial professional fees associated with the ongoing Capital Factors lawsuit and related matters."

Mr. Patinkin continued, "We continue to cooperate fully with the SEC and US Attorney in connection with their respective investigations and are taking significant steps to enhance our internal controls. We are committed to achieving the highest standards of corporate governance and have adopted more stringent guidelines and policies for our business. This will be a continuing focus and further actions will be implemented in 2004, including strengthening our management team. We will soon commence searches for a Chief Operating Officer, a new EVP of Merchandising and a General Counsel, and we have already begun a search for an internal audit director who will report directly to the audit committee of the board."

The Company opened two stores and closed one in the third quarter.

Prior Period Restatements

The Company also announced that it has restated its financial statements for fiscal 2000, 2001 and 2002, including the 2002 quarters then ended, and the first two quarters ended July 31, 2003. The restatements primarily reflect the Company's revision of the accounting treatment for vendor allowances associated with the Company's return of certain substandard inventory to vendors, as well as certain previously unrecorded adjustments in earlier periods in fiscal 2003. The impact of these restatements will decrease Whitehall's earnings per diluted share by $0.01 for fiscal 2000, $0.03 for fiscal 2001, $0.02 for fiscal 2002 and decrease the loss by $0.01 for the six-month period ended July 31, 2003.

The impact of the restatements are provided in the Company's Form 10-Q for the period ended October 31, 2003, filed today with the SEC. The Company expects to file amended Form 10-K and Form 10-Q reports with respect to the restatements discussed above as soon as practicable.

Management will discuss third quarter results during a conference call this morning at 9:00 a.m. EST. Call Susan Weber to reserve a space on the call or dial in to the conference call at 1-877-888-7019. This call will also be broadcast live on the Internet at www.whitehalljewellers.com.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, operating 384 stores in 38 states as of October 31, 2003. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and


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

their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the consolidated Capital Factors actions and the related SEC and U.S. Attorney's office investigations, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (16) regulation affecting the industry generally, including regulation of marketing practices; (17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.

                              - tables to follow -






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


                            Whitehall Jewellers, Inc.
                            Statements of Operations

      for the three months and nine months ended October 31, 2003 and 2002
              (unaudited, in thousands, except for per share data)


                                         Three months ended          Nine months ended
                                                   October 31,                   October
                                       October         2002       October       31, 2002
                                      31, 2003      (Restated)    31, 2003     (Restated)
                                      --------     -----------    ---------    ----------

Net sales                             $ 66,179        $61,831     $208,060      $212,662

Cost of sales (including buying
and occupancy expenses)                 45,299         43,069      139,877       140,361
                                      --------        -------     --------      --------
  Gross profit                          20,880         18,762       68,183        72,301

Selling, general and
administrative expenses                 30,541         25,553       84,534        76,431
                                      --------        -------     --------      --------
Loss from operations                    (9,661)        (6,791)     (16,351)       (4,130)

Interest expense                           869          1,168        3,341         3,291
                                      --------        -------     --------      --------
Loss before income taxes               (10,530)        (7,959)     (19,692)       (7,421)

Income tax benefit                      (3,122)        (2,849)      (6,694)       (2,658)
                                      --------        -------     --------      --------
Net loss                              $ (7,408)       $(5,110)    $(12,998)      $(4,763)
                                      ========        =======     ========       =======

Basic loss per share:

Net loss                              $  (0.53)       $ (0.35)    $  (0.92)      $ (0.33)
                                      ========        =======     ========       =======
Weighted average common share
and common share equivalents            14,051         14,475       14,156        14,637
                                      ========        =======     ========       =======
Diluted loss per share:

Net loss                              $  (0.53)       $ (0.35)    $  (0.92)      $ (0.33)
                                      ========        =======     ========       =======
Weighted average common share
and common share equivalents
                                        14,051         14,475       14,156        14,637
                                      ========        =======     ========       =======


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

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                 (unaudited, in thousands except for share data)


                                                           January 31,      October
                                            October 31,        2003        31, 2002
                                                2003        (Restated)    (Restated)
                                            -----------    -----------    ----------

          ASSETS
Current Assets:

    Cash                                       $ 1,251        $ 2,048       $ 1,917
    Accounts receivable, net                       497          1,621         1,596
    Merchandise inventories                    229,393        196,694       219,186
    Other current assets                         1,558          1,470         1,552
    Current income tax benefit                   7,122            ---         3,649
    Deferred financing costs                       261            510           510
    Deferred income taxes, net                   2,577          2,627         2,674
                                             ---------     ----------     ---------
        Total current assets                   242,659        204,970       231,084
Property and equipment, net                     62,002         61,634        62,686
Goodwill                                         5,662          5,662         5,662
Deferred financing costs                           683            213           341
                                             ---------     ----------     ---------
        Total assets                          $311,006      $ 272,479      $299,773
                                             =========     ==========     =========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Revolver loan                             $107,104       $ 94,490      $ 98,404
    Current portion of long-term debt              640          4,500         6,000
    Accounts payable                            71,169         26,784        63,624
    Customer deposits                            4,771          3,454         3,789
    Accrued payroll                              4,778          3,282         4,099
    Income taxes payable                           ---          3,303           ---
    Other accrued expenses                      14,236         11,380        12,370
                                             ---------     ----------     ---------
        Total current liabilities              202,698        147,193       188,286

Long-term debt                                     ---            640           640
Deferred income taxes, net                       3,442          3,607         2,191
Other long-term liabilities                      3,446          3,138         3,018
                                             ---------     ----------     ---------
        Total liabilities                      209,586        154,578       194,135
                                             ---------     ----------     ---------

Commitments and contingencies

Stockholders' equity:
    Common stock                                    18             18            18
    Class B common stock                           ---            ---           ---
    Additional paid-in capital                 106,041        105,795       105,635
    Accumulated earnings                        35,027         48,025        33,568
                                             ---------     ----------     ---------
                                               141,086        153,838       139,221
                                             ---------     ----------     ---------
    Less:

    Treasury stock, at cost (4,135,626,
    3,822,637 and 3,629,148 shares,
    respectively)                              (39,666)       (35,937)      (33,583)
                                             ---------     ----------     ---------
        Total stockholders' equity, net        101,420        117,901       105,638
                                             ---------     ----------     ---------
        Total liabilities and
        stockholders' equity                  $311,006      $ 272,479      $299,773
                                             =========     ==========     =========



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


      The following table sets forth the effects of the restatement adjustments discussed above on the Statements of Operations for each of the two quarters ended July 31, 2003

                (unaudited, in thousands, except per share data):



                                       Three months      Three months      Six months
                                          ended             ended             ended
                                      April 30, 2003    July 31, 2003     July 31, 2003
                                      --------------    -------------     -------------

Net loss

  As previously reported                 $ (2,748)        $ (2,871)         $ (5,619)
  Reduced/(additional) expense:
    Merchandise inventory
       valuation adjustments                   (4)               6                 2
    Software development costs
      and amortization                         27               78               105
    Vendor advertising and
       promotion credits                      (87)              27               (60)
    Tax effects of items above                 25              (43)              (18)
                                         --------         --------          --------
    As restated                          $ (2,787)        $ (2,803)         $ (5,590)
                                         ========         ========          ========
Basic loss per share

  As previously reported                 $  (0.19)        $  (0.20)         $  (0.40)
  As restated                            $  (0.20)        $  (0.20)         $  (0.39)

  Weighted average common
    Shares                                 14,206           14,215            14,210

Diluted loss per share

  As previously reported                 $  (0.19)        $  (0.20)         $  (0.40)
  As restated                            $  (0.20)        $  (0.20)         $  (0.39)
  Weighted average common
    shares and common share
    equivalents                            14,206           14,215            14,210






               See accompanying notes regarding the restatements.


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


      The following table sets forth the effects of the restatement adjustments discussed above on the Statements of Operations for each of the three months ended April 30, 2002, July 31, 2002, and October 31, 2002, and the six months and nine months ended July 21, 2002 and October 31, 2002, respectively

               (unaudited, in thousands, except per share data):


                                                          2002
                                --------------------------------------------------------
                                For the three months     Six        Three        Nine
                                        ended           months      months      months
                                --------------------------------------------------------
                                April 30,   July 31,   July 31,   October 31,  October 31,
                                   2002       2002        2002      2002          2002
                                ----------------------------------------------------------


Net income (loss)
  As previously reported         $  369      $  114    $  483      $(5,039)      $(4,556)
  Reduced/(additional)
      expense:
    Merchandise inventory
      valuation adjustments
                                   (118)        (95)     (213)        (110)         (323)


    Tax effects of items
      Above                          42          35        77           39           116
                                 -------------------------------------------------------
  As restated                    $  293      $   54    $  347      $(5,110)      $(4,763)
                                 =======================================================
Basic earnings (loss) per
 share:

  As previously reported         $  0.03     $  0.01   $  0.03     $ (0.35)      $ (0.31)
  As restated                    $  0.02     $  0.00   $  0.02     $ (0.35)      $ (0.33)

  Weighted average common
     Shares                       14,667      14,807    14,719      14,475        14,637

Diluted earnings (loss) per share:

  As previously reported         $  0.02     $  0.01   $  0.03     $ (0.35)      $ (0.31)
  As restated                    $  0.02     $  0.00   $  0.02     $ (0.35)      $ (0.33)
  Weighted average common
     shares and common share
     equivalents                  15,382      15,594    15,476      14,475        14,637



               See accompanying notes regarding the restatements.

      The following table sets forth the effects of the restatement adjustments discussed above on the Statements of Operations for each of the three years ended January 31, 2003

                (unaudited, in thousands, except per share data):


                                                Statement of Operations for the
                                                     Years ended January 31
                                                -------------------------------
                                                   2003       2002        2001
                                                -------------------------------

Net income
  As previously reported                        $ 9,907     $10,080     $ 7,306
  Reduced/(additional) expense:
    Merchandise
      inventory valuation adjustments
                                                   (332)       (653)       (180)
    Tax adjustments for effects of items
      above                                         119         227          67
                                                 ------------------------------
  As restated                                   $ 9,694     $ 9,654     $ 7,193
                                                ===============================

Basic earnings per share:

  As previously reported                        $  0.68     $  0.69     $  0.47
  As restated                                   $  0.67     $  0.66     $  0.46
  Weighted average common shares
                                                 14,545      14,584      15,617

Diluted earnings per share:

  As previously reported                        $  0.66     $  0.69     $  0.46
  As restated                                   $  0.64     $  0.66     $  0.45
  Weighted average common shares and
     common share equivalents
                                                 15,038      14,685      15,964






               See accompanying notes regarding the restatements.




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


PRIOR PERIOD RESTATEMENTS

In December 2003, the Company restated previously issued financial statements to record adjustments resulting from various accounting matters described below. The Company restated financial statements for the three-month periods ended April 30, 2003 and 2002, the three and six month periods ended July 31, 2003 and 2002 and the three-month and nine-month periods ended October 31, 2002.

Adjustments to restate the financial statements are summarized into the following four categories:

      A. Merchandise inventory valuation adjustments

      In prior periods, the Company entered into certain contemporaneous agreements to both purchase merchandise inventory and return substandard merchandise inventory to vendors, outside of the normal contractual return privileges. Additionally in fiscal 2001, the Company entered into a barter arrangement for approximately $250,000 of merchandise inventory that involved the exchange of inventory for barter credits. These arrangements involved receiving vendor allowances at an amount greater than the merchandise inventory fair market value in exchange for purchases of merchandise inventory at a date in the future. The Company has restated the financial statements to write down the substandard merchandise inventory to fair market value and record the consideration received in excess of the fair market value of the substandard inventory as a vendor allowance, which benefits cost of sales in the inventory period.

      In periods prior to February 1, 2000, the Company had written down substandard merchandise inventory to fair market value and did not exchange such inventory with vendors.

      B. Software development costs and amortization

      The financial statements have been restated to capitalize certain costs associated with software development that were expensed in the six-months ended July 31, 2003, in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". In addition, the Company amortized certain capitalized software development costs prior to the project being placed in service and has reversed such amortization in the restated financial statements.

      C. Vendor advertising/promotion credits

      Certain vendor consideration, primarily related to co-op advertising and program sponsorships, was received in the six-months ended July 31, 2003, which should have reduced the carrying value of merchandise inventory, in accordance with Emerging Issues Task Force (EITF) 02-16. The adjustments reflected in the Statement of Operations relate to reversing the reimbursements received and recording the benefit as an adjustment of the inventory carrying value, which benefits cost of sales in the inventory turnover period.

      D. Tax effect of the adjustments

      As a result of the restatement adjustments, income tax provisions were revised in the Statement of Operations.


                                       ###


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com


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